EXHIBIT 4.4

FORM OF LOCK-UP AGREEMENT

September __, 2006

Re:

Securities Purchase Agreement dated September __, 2006 (the “Agreement”) by and among HyperSpace Communications, Inc, (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and collectively referred to as the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined herein (the “Letter Agreement”) shall have the meanings set forth in the Agreement. Pursuant to Section 2.2(a) of the Agreement and as a material inducement to the obligations of the Purchasers under the Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until the earlier of (i) the 12 month anniversary of the date hereof or (ii) the date on which the undersigned no longer serves as a director or officer of the Company (such period, the “Restriction Period”), except for a “Permitted Transfer” (as defined below), the undersigned and any Affiliate of the undersigned will not offer, sell, contract to sell, short, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. If an officer or a director resigns during the Restricted Period but becomes an officer or director of the Company again within 12 months of the date of this Agreement, this Letter Agreement shall be binding upon such officer or director as if he never resigned from the Company until it expires in accordance with its terms.

For the purposes of this Letter Agreement, ”Permitted Transfer” means, with respect to any Person, (i) a transfer to a trust for the benefit of such Person’s spouse or issue or to a family partnership, limited liability company or similar entity of which the members are solely such Person, or such Person’s spouse or issue and as to which such Person exercises voting control, (ii) a transfer to an Affiliate of such Person, (iii) a transfer between the undersigned and any other Person who has already executed a letter agreement in the form of this Letter Agreement, (iv) if such Person is a limited or general partnership, a transfer to its partners in connection with a distribution of securities held by such Person to its partners, or (v) a sale of a number of shares of the Company's Common Stock so that such Person receives net proceeds in an amount equal to the taxes due as a result of vesting and/or conversion of restricted stock units, provided that each such receiving party to a Permitted Transfer in clauses (i) through (iv) herein executes a letter agreement agreeing to be bound in the same manner as the signatory hereto as to the transferred Securities.

In order to carry out the purpose and intent of this Letter Agreement, the undersigned agrees that: (i) the Company shall instruct its transfer agent (substantially in the form annexed here as Exhibit A) to stop transfer of the Company’s securities represented by all certificates beneficially owned by the undersigned; and (ii) the undersigned shall promptly return all certificates beneficially owned by the undersigned to the Company for the imprinting of a legend to the following effect (in addition to any other legends required by law):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON SET FORTH IN A LETTER AGREEMENT DATED AS OF SEPTEMBER __, 2006, AMONG THE COMPANY, THE REGISTERED OWNERAND CERTAIN OTHER PARTIES, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.”

The Company may refuse to register any transfer that is alleged to be in violation of the terms of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Purchasers to complete the transaction contemplated by the Purchase Agreement, the Purchasers shall be third party beneficiaries of this Letter Agreement, and the Company and the Purchasers shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Purchasers and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and the Purchasers and that the Purchasers are not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this letter.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers. Other than the Purchasers, there are no third party beneficiaries to this Letter Agreement.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

[Holder]

_________________________

By:

Title:

Address for Notice:

Number of shares of Common Stock

_____________________________________________________________________________

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.

HYPERSPACE COMMUNICATIONS, INC.

By:_________________________________
Name:
Title:

HYPERSPACE COMMUNICATIONS, INC.

116 Inverness Drive East

Englewood, Colorado 80111

TRANSFER AGENT INSTRUCTIONS

September _, 2006

[TRANSFER AGENT]

RE:	______________ (the “Holder”)

Ladies and Gentlemen:

We enclose a copy of a fully executed Letter Agreement, dated September __, 2006 (the “Letter Agreement”) by and among HyperSpace Communications, Inc. (the “Company”) and the above Holder, wherein the Holder has agreed not to transfer shares of the Company’s common stock (subject to certain exceptions) until the earlier of (i) the 12 month anniversary of the Letter Agreement or (ii) the date on which such Holder no longer serves as a director or officer of the Company.

This letter shall serve as our irrevocable authorization and direction to you and to any successor transfer agent (i) to place a notation in your records that all shares of our common stock held of record by the Holder are subject to this Letter Agreement, (ii) upon surrender to you or original issuance by us of any certificates representing shares of our common stock registered in the name of the Holder, to place a legend on such certificates substantially in the form set forth in the Letter Agreement and (iii) to retain a copy of the Letter Agreement in your file.

You may remove the legend and release the shares from these contractual restrictions at such time as you have (x) written confirmation from counsel to the Company that either the 12 month anniversary of the Letter Agreement has passed or the Holder no longer serves as a director or officer of the Company, (y) if counsel to the Company delivers a written opinion to you that a transfer is exempt from the restrictions of the Letter Agreement, provided that such opinion is accompanied by a Letter Agreement executed by the proposed transferee and (z) you are instructed to do so by the Company and the Purchasers in writing.

These instructions shall be binding upon each and every successor transfer agent and you agree to provide a copy of this instruction to any successor transfer agent upon your replacement.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at _____________.

Very truly yours,

HYPERSPACE COMMUNICATIONS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[transfer agent]

By:
Name:
Title:
Date: